UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2007

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2007, Thomas Weisel Partners Group, Inc. (the “Registrant”) issued a press release announcing financial results for its second quarter ended June 30, 2007. A copy of the Registrant’s press release containing this information is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished in this report, including Exhibit 99.1, shall not be deemed to constitute an admission that such information or exhibit is required to be furnished pursuant to Regulation FD or that such information or exhibit contains material information that is not otherwise publicly available. In addition, the Registrant does not assume any obligation to update such information or exhibit in the future.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Robert W. Kitts, who currently serves as one of the Registrant’s executive officers, has notified Registrant of his intention to resign his position to pursue other opportunities. The Registrant currently expects that Mr. Kitts’s departure will become effective during the fourth quarter of 2007.

Cole Bader, a Managing Director in the Registrant’s Investment Banking department will be promoted to Director of Mergers & Acquisitions. Mr. Bader, age 37, joined Thomas Weisel Partners in 2002 and currently serves as a Managing Director in Thomas Weisel Partners’ Investment Banking department. Prior to joining Thomas Weisel Partners, Mr. Bader worked for 10 years within the Mergers, Acquisitions and Restructuring Department of Morgan Stanley, co-founding its East Coast Technology M&A practice in 1997. Overall, Mr. Bader has 15 years of Wall Street investment banking experience. Mr. Bader received an A.B. degree from Princeton University.

(c) William McLeod and Brad Raymond, the Registrant’s Co-Directors of Investment Banking, will be named to serve on the Registrant’s Executive Committee.

William McLeod, age 41, joined Thomas Weisel Partners in 2004 and currently serves as Co-Director of Investment Banking and Director of Capital Markets. Mr. McLeod has over 17 years of Wall Street investment banking experience, including at Banc of America Securities, as Co-Head of U.S. Equity Capital Markets, and at J.P. Morgan Securities. Mr. McLeod has a bachelor’s degree from Southern Methodist University and an M.B.A. from the University of Chicago.

Brad Raymond, age 41, joined Thomas Weisel Partners in 2004 and currently serves as Co-Director of Investment Banking. Prior to serving as Co-Director of Investment Banking, Mr. Raymond served as a Managing Director with Thomas Weisel Partners’ Investment Banking department. Mr. Raymond has more than 14 years of investment banking experience, with a focus on the technology sector. Prior to joining Thomas Weisel Partners, Mr. Raymond was affiliated with Morgan Stanley from 1999 to 2004, including serving as Co-Head of Software Investment Banking. In addition, Mr. Raymond worked within the technology investment banking groups at both J.P. Morgan Securities and Alex. Brown & Sons. Mr. Raymond has a bachelor’s degree from Harvard College and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

99.1 Press release of the Registrant dated July 31, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: July 31, 2007	By:	/s/ David Baylor
Name: David Baylor
Title: Chief Operating Officer and CFO

EXHIBIT INDEX

99.1     Press release of Thomas Weisel Partners Group, Inc. dated July 31, 2007.